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                                                               EXHIBIT 10(tt)



                             FORM OF OPTION LETTER


                                     , 199



Valley Forge Dental Associates, Inc.
1018 West Ninth Avenue
King of Prussia, Pennsylvania 19406



Dear Sirs:

        The undersigned,                    ("Dr.          "), hereby agrees
with Valley Forge Dental Associates, Inc., a Delaware corporation ("VFD"), as follows:

        1.  In consideration of Ten Dollars ($10.00) in hand paid to Dr.
by VFD, Dr.         hereby grants to VFD (or its designee) the irrevocable,
unconditional option (the "P.C. Option") to purchase from Dr.         all (but
not less than all) of the issued and outstanding shares of capital stock (the
"P.C. Stock") of         , P.C., a          professional corporation (the
"P.C."), owned by Dr.        , for a purchase price of $100.00. The P.C. Option
shall be exercisable by VFD (or its designee) (i) in the event that the ownership of the P.C. Stock by VFD would not violate any law or applicable
regulation of the State of            or any governmental or regulatory body
thereof, or (ii) in the event that VFD determines to transfer the P.C. Stock to a person designated by VFD qualified under applicable law and regulations to own the P.C. Stock. VFD agrees that the P.C. Option shall be exercised in a manner to ensure that the ownership of the P.C. Stock will not violate any laws or
regulations. VFD shall give Dr.        notice of the transfer of the P.C. Stock
upon the exercise of the P.C. Option.

        2.  VFD hereby agrees to indemnify Dr.         and to hold him harmless
from and against any and all loss, damage, cost or expense (including, but not limited to, reasonable attorneys' fees) suffered or incurred by Dr.
arising out of any claim relating to his position as a shareholder, director or officer of the P.C., as applicable (and not alleging negligence or willful
misconduct on the part of Dr.         ), of which Dr.         promptly notifies
VFD in writing. VFD shall have

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Valley Forge Dental Associates, Inc.
__________ __, 199_
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the right to assume the defense of any such indemnified claim and Dr.
shall not settle any such claim without VFD's prior written consent.

        3.  The P.C. Option shall be binding upon Dr.          and his heirs,
executors, administrators, successors and assigns, and upon any assignee or transferee of the P.C. Stock, by operation of law or otherwise.

        4. Nothing contained herein shall be deemed to give to VFD a present ownership or security interest in the P.C. Stock.

        If the foregoing accurately sets forth the agreement between us, kindly execute the enclosed counterpart of this letter in the space indicated below for such purpose and return such signed counterpart to the undersigned, whereupon this letter shall become a binding agreement between us.


                                        Very truly yours,



Agreed and Accepted:

VALLEY FORGE DENTAL ASSOCIATES, INC.


By _______________________________
   Name:
   Title: